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                                  EXHIBIT 11

                            TOTAL CONTAINMENT, INC.
                STATEMENT RE: COMPUTATION OF EARNING PER SHARE
                                  (Unaudited)


                                                             Twelve Months Ended
                                                                 December 31,
                                                             1997           1996
                                                             ----           ----
                                                                (In thousands)
Primary:
Average shares outstanding                                   4,642         4,642

Options were anti-dilutive                                       -             -
                                                           -------         -----
     Totals                                                  4,642         4,642
                                                           -------         -----
     Net Income                                           $(12,356)       $  398
                                                           -------         -----
     Per share amount                                     $  (2.66)       $ 0.09
                                                           -------         -----

Fully diluted:
Average share outstanding                                    4,642         4,642
Options were anti-dilutive                                       -             -
                                                           -------         -----

     Totals                                                  4,642         4,642
                                                           -------         -----
     Net Income                                           $(12,356)       $  398
                                                           -------         -----
     Per share amount                                     $  (2.66)       $ 0.08
                                                           -------         -----